                                                                    Exhibit 10.4

                                PLEDGE AGREEMENT

                  This PLEDGE AGREEMENT (this "Agreement") dated as of January 7, 2000 is made between JOHN J. POELMAN, in his individual capacity (the "Obligor") and NETGATEWAY, INC., a Delaware corporation ("Netgateway").

                                R E C I T A L S:

                  WHEREAS, Netgateway will advance $300,000 to Obligor and Galaxy Enterprises, Inc., a Nevada corporation ("Galaxy", and together with Obligor, collectively, the "Maker") pursuant to that certain Promissory Note of even date herewith (the "Note"), and may in the future advance additional sums pursuant to terms of additional promissory note and other agreements. Netgateway requires that the Obligor execute and deliver, and grant the Liens provided for in, this Agreement prior to advancing any sums to Galaxy.

                  WHEREAS, Obligor is a founder, officer and shareholder of Galaxy and will benefit substantially by reason of Netgateway's advancing sums to Galaxy.

                  NOW, THEREFORE, to induce Netgateway to advance such sums and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral as security for the performance of any and all obligations of the Maker for the performance by it of its agreements, covenants and undertakings under or in respect of the Note or this Agreement (the "Secured Obligations").

         Section 1.        Pledge.

                           a. Grant. As collateral security for the prompt
payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to Netgateway a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

                              i. 200,000 shares of common stock of Galaxy
represented by the respective certificates identified in Annex 1, together with the certificates representing the same (collectively, the "Pledged Stock");

                              ii. all shares, securities, moneys or property
representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all other rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock;

                              iii. in the event of any consolidation or merger
in which Galaxy is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Galaxy itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral")

                           b. Perfection. Concurrently with the execution and
delivery of this Agreement, the Obligor shall (i) deliver to Netgateway all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (ii) take all such other actions as shall be necessary or as Netgateway may request to perfect and establish the priority of the liens granted by this Agreement.

                           c. Preservation and Protection of Security Interests.
The Obligor shall:

                              i. upon the acquisition after the date hereof by
the Obligor of any Stock Collateral, promptly either (x) transfer and deliver to Netgateway all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as Netgateway shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Agreement in such Stock Collateral; and

                              ii. give, execute, deliver, file or record any and
all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as Netgateway may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of the liens granted by this Agreement or to enable Netgateway to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such liens, including causing any or all of the Stock Collateral to be transferred of record into the name of Netgateway or its nominee (and Netgateway agrees that if any Stock Collateral is transferred into its name or the name of its nominee, Netgateway will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Obligor).

                           d. Attorney-in-Fact. Subject to the rights of the
Obligor hereunder, Netgateway is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Netgateway may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the liens granted by this Agreement and, following any Event of Default (as defined in the Note), to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Netgateway shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause
(i) above; (iii) to file any claims or take any action or proceeding that Netgateway may deem necessary or advisable for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral hereunder, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

                           e. Special Provisions Relating to Stock Collateral.

                              i. So long as no Event of Default shall have
occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral; and Netgateway shall, at the Obligor's expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.e.

                              ii. So long as no Event of Default shall have
occurred and be continuing, the Obligor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                              iii. If any Event of Default shall have occurred
and be continuing, and whether or not Netgateway exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or the Note, all dividends and other distributions on the Stock Collateral shall be paid directly to Netgateway and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if Netgateway shall so request, the Obligor agrees to execute and deliver to Netgateway appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to Netgateway prior to such cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by Netgateway to the Obligor.

                           f. Collateral Protection. If, on any date following
the date of this Agreement and the Note (the "Calculation Date"), the arithmetic mean of the closing bid price of the common stock as reported on the OTC Bulletin Board for the 5 consecutive trading days ending on the trading day preceding the Calculation Date (the "Calculated Price") is equal to or less than 75% of the closing bid price of the common stock of Galaxy on the date of this Agreement and the Note (the "Closing Price"), then within 10 days after the Calculation Date, Obligor shall deliver to Netgateway certificates representing an additional number of shares of Galaxy's common stock equal to (i) the difference, in dollars, between the Closing Price and the Calculated Price, multiplied by the number of shares of the common stock of Galaxy representing the Stock Collateral, divided by (ii) the Calculated Price.

                           g. Termination. Galaxy and Netgateway intend to enter
into the Merger Agreement pursuant to which Galaxy Acquisition Corp. shall merge with and into Galaxy and Galaxy will become a wholly-owned subsidiary of Netgateway (the "Transaction"). This Agreement shall terminate when (i) all Secured Obligations shall have been paid in full, or (ii) all conditions precedent to the Transaction shall have been satisfied or waived. Upon termination of this Agreement, Netgateway shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor.

         Section 2. Representations and Warranties. As of the date hereof, the Obligor represents and warrants to Netgateway as follows:

                           a. Title. The Obligor is the sole beneficial owner of
the Collateral in which it purports to grant a lien pursuant to this Agreement, and such Collateral is free and clear of all liens and other rights in favor of any other person.

                           b. Pledged Stock. The Pledged Stock evidenced by the
certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of Galaxy of such Pledged Stock, upon the transfer of such Pledged Stock.

                           c. No Breach. None of the execution and delivery of
this Agreement, the consummation of the transactions contemplated by this Agreement or compliance with the terms and provisions of this Agreement will conflict with or result in a breach of, or require any consent under any applicable law, or any agreement or instrument to which the Obligor is a party or by which he is bound or to which he is subject.

         Section 3. Further Assurances. The Obligor agrees that, from time to time upon the written request of Netgateway, the Obligor will execute and deliver such further documents and do such other acts and things as Netgateway may reasonably request in order fully to effect the purposes of this Agreement.

         Section 4. Remedies.

                           a. Events of Default, Etc. Without limitation on the
rights, remedies, powers and privileges of Netgateway under Section 1, if any Event of Default shall have occurred and be continuing:

                              i. Netgateway in its discretion may, in its name
or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                              ii. Netgateway in its discretion may, upon five
business days' prior written notice to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Netgateway or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as Netgateway deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Netgateway or any other person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. Netgateway may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                              iii. Netgateway shall have, and in its discretion
may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Netgateway were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right).

                           b. Limitation on Personal Liability of the Obligor.
Notwithstanding anything herein to the contrary, the Obligor shall have no personal liability with respect to the payment or performance (or lack thereof) of the Secured Obligations, provided, however, that the foregoing shall not limit or restrict the right of Netgateway to proceed against the Collateral to the extent provided herein and shall also not impair any other rights that Netgateway may have hereunder or under the Note (so long as such rights do not give rise to personal liability of the Obligor).

                           c. Private Sale.

                              i. Netgateway shall incur no liability as a result
of the sale, lease or other disposition of all or any part of the Collateral at any private sale conducted in a commercially reasonable manner. The Obligor hereby waives any claims against Netgateway arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Netgateway accepts the first offer received and does not offer the Collateral to more than one offeree.

                              ii. The Obligor recognizes that, by reason of
certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, Netgateway may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to Netgateway than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that pursuant to Netgateway shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Galaxy to register it for public sale.

                           d. Application of Proceeds. Except as otherwise
expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies hereunder, and any other cash at the time held by Netgateway hereunder, shall be applied by Netgateway:

                  First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of Netgateway, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by Netgateway in that regard;

                  Next, to the payment in full of the remaining Secured Obligations in such manner as Netgateway may determine; and

                  Finally, to the payment to the Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

         Section 5. Miscellaneous.

                           a. Waiver. No failure on the part of Netgateway to
exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement, preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                           b. Notices. All notices and communications to be
given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 5.b:

                  To the Obligor:   John J. Poelman
                                    c/o Galaxy Enterprises, Inc.
                                    754 East Technology Avenue
                                    Orem, Utah  84907
                                    Facsimile No.: (801) 228-9762

                  with a copy to:   Parsons Behle & Latimer, P.C.
                                    One Utah Center
                                    201 South Main Street, Suite 1800
                                    P.O. Box 45898
                                    Salt Lake City, UT 84145-0898
                                    Attn: Brent Christensen, Esq.
                                    Facsimile No.: (801) 536-6111

                  To Netgateway:    Netgateway, Inc.
                                    300 Oceangate, 5th Floor
                                    Long Beach, CA 90802
                                    Attention:  Craig Gatarz
                                    Facsimile No.:  (562) 308-0021

                  with a copy to:   Nida & Maloney, LLP
                                    800 Anacapa Street
                                    Santa Barbara, CA 93101
                                    Attn: C. Thomas Hopkins, Esq.
                                    Facsimile No.: (805) 568-1955

                           c. Expenses, Etc. The Obligor agrees to pay or to
reimburse Netgateway for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by Netgateway in any effort to enforce any of the provisions hereof or in respect of the Collateral or in connection with (a) the preservation of the lien of, or the rights of Netgateway under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

                           d. Amendments, Etc. Any provision of this Agreement
may be modified, supplemented or waived only by an instrument in writing duly executed by the Obligor and Netgateway. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon Netgateway, each holder of any of the Secured Obligations and the Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                           e. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the Obligor, Netgateway and each holder of any of the Secured Obligations and their respective successors and permitted assigns. The Obligor shall not assign or transfer its rights under this Agreement without the prior written consent of Netgateway.

                           f. Survival. All representations and warranties made
in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                           g. Agreements Superseded. This Agreement supersedes
all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

                           h. Severability. Any provision of this Agreement that
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           i. Captions. The captions and section headings
appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                           j. Counterparts. This Agreement may be executed in
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

                           k. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.



                            [signature page follows]

                  IN WITNESS WHEREOF, the Obligor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     OBLIGOR:


                                                     /s/ John J. Poelman
                                                     ---------------------------
                                                     JOHN J. POELMAN

                                                                         ANNEX 1


                                  PLEDGED STOCK


                           Certificate                 Registered
Issuer                         No.                        Owner                    Number of Shares
------                     -----------                 -----------                 ----------------
Galaxy Enterprises            1445                   John J. Poelman                    100,000
                              1446                                                      100,000
                                                                                        -------

                                                               Total:                   200,000


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